Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE July 22, 2014	Media contacts: Bob Varettoni 908-559-6388 robert.a.varettoni@verizon.com Ray McConville 908-559-3504 raymond.mcconville@verizon.com

Verizon Delivers Sixth Consecutive Quarter of Double-Digit Operating Income and Earnings Growth

2Q 2014 HIGHLIGHTS

Consolidated

•	$1.01 in earnings per share (EPS), compared with 78 cents per share in 2Q 2013.

•	91 cents in adjusted EPS (non-GAAP), compared with 73 cents in adjusted EPS in 2Q 2013, excluding non-operational gains in both periods.

Wireless

•	Added 1.4 million net retail connections; low retail postpaid churn of 0.94 percent; 104.6 million total retail connections; 98.6 million total retail postpaid connections.

•

5.9 percent year-over-year increase in service revenues; 5.3 percent year-over-year increase in retail service revenues; 32.5 percent operating income margin; 50.3 percent segment EBITDA margin on service revenues (non-GAAP).

Wireline

•	5.3 percent year-over-year increase in consumer revenues, the eighth consecutive quarter of more than 4 percent growth; consumer ARPU (average revenue per user) up 11.0 percent.

•	14.4 percent year-over-year increase in FiOS revenues; 139,000 FiOS Internet and 100,000 FiOS Video net additions.

Verizon News Release, page 2

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported its sixth consecutive quarter of double-digit percentage growth in operating income and earnings per share. In second-quarter 2014, the company delivered consolidated top-line growth, driven by strong wireless and FiOS revenues, and continued margin expansion.

Chairman and CEO Lowell McAdam said: “Verizon’s second-quarter results continue to demonstrate our ability to deliver strong customer growth with equally strong financial performance in a dynamic and competitive environment. We have great momentum heading into the second half of the year. We remain focused on profitable growth and on meaningful network investments that provide our customers with the best, and with a continuously improving, overall experience.”

Verizon has posted double-digit year-over-year percentage growth in reported and adjusted EPS in nine of the last 10 quarters.

Verizon reported $1.01 in EPS in second-quarter 2014, compared with 78 cents per share in second-quarter 2013. Second-quarter 2014 results included an after-tax gain of $434 million (10 cents per share) related to the sale of 700 MHz A Block spectrum licenses.

On an adjusted basis (non-GAAP), Verizon posted EPS of 91 cents in second-quarter 2014, a 24.7 percent increase compared with 73 cents per share in second-quarter 2013.

Consolidated Highlights

•

Verizon recorded its highest quarterly revenue growth rate in the past six quarters. Total operating revenues in second-quarter 2014 were $31.5 billion, a 5.7 percent increase compared with second-quarter 2013.

•	Continued effective cost management drove second-quarter 2014 operating income to $7.7 billion, a 17.2 percent increase compared with second-quarter 2013.

•	Consolidated operating income margin was 24.4 percent for second-quarter 2014, compared with 22.0 percent for second-quarter 2013.

Verizon News Release, page 3

•

Consolidated EBITDA margin (non-GAAP, based on earnings before interest, taxes, depreciation and amortization) was 37.6 percent for second-quarter 2014, compared with 35.9 percent for second-quarter 2013.

Verizon Wireless Delivers Strong Customer Additions, Revenue Growth and Profitability

In second-quarter 2014, Verizon Wireless delivered strong growth in retail postpaid net connections and revenues, company-record tablet additions, an increase in smartphone penetration, and continued high segment EBITDA margin on service revenues (non-GAAP).

Wireless Financial Highlights

•

Total revenues were $21.5 billion in second-quarter 2014, up 7.5 percent year over year. Service revenues in the quarter totaled $18.1 billion, up 5.9 percent year over year. Retail service revenues grew 5.3 percent year over year, to $17.3 billion.

•	Retail postpaid ARPA (average revenue per account) increased 4.7 percent over second-quarter 2013, to $159.73 per month.

•

In second-quarter 2014, wireless operating income margin was 32.5 percent and segment EBITDA margin on service revenues was 50.3 percent. This compares with 32.4 percent and 49.8 percent, respectively, in second-quarter 2013.

Wireless Operational Highlights

•	Verizon Wireless added 1.4 million retail net connections, all of which were postpaid, in the second quarter. These additions exclude acquisitions and adjustments.

•	At the end of the second quarter, the company had 104.6 million retail connections. This includes 98.6 million retail postpaid connections, a 4.6 percent increase year over year.

•	Verizon Wireless had 35.2 million retail postpaid accounts at the end of the second quarter, up 0.7 percent over second-quarter 2013, and 2.80 connections per account, up 3.7 percent year over year.

•

During second-quarter 2014, the company added 304,000 postpaid phone net additions and 1.15 million postpaid tablets. At the end of the quarter, smartphones accounted for nearly 75 percent of the Verizon Wireless retail postpaid customer phone base, up from 72 percent in first-quarter 2014. This was also the third straight quarter of company-record net additions for tablets.

•

Retail postpaid churn was 0.94 percent in the second quarter, down 13 basis points sequentially and up 1 basis point year over year. Retail churn was 1.25 percent in the second quarter, down 12 basis points sequentially and up 2 basis points year over year.

Verizon News Release, page 4

•

The company continued to enhance its 4G LTE smartphone lineup. In the second quarter, Verizon Wireless launched the Samsung Galaxy S 5 and ATIV SE, the Lucid 3 by LG and the HTC One (M8). The company also launched the Samsung Galaxy Tab 4 8.0 tablet and announced the Samsung Galaxy Tab 4 10.1 and Galaxy Tab S. Earlier this month, Verizon Wireless launched the Sony Xperia Z2 tablet and the LG G3 smartphone.

•

During the second quarter, Verizon Wireless continued to add capacity to its 4G LTE network, the largest in the United States, using AWS spectrum. The additional bandwidth, called XLTE, is now available in more than 350 markets across the country.

Wireline Consumer Revenue Growth Remains Strong

Verizon’s wireline segment reported continued strong results for consumer services, where year-over-year quarterly revenues now have grown by more than 4 percent for eight consecutive quarters.

Wireline Financial Highlights

•	Total revenues were $9.8 billion in second-quarter 2014, up 0.3 percent year over year. This is the first quarterly year-over-year increase in total wireline revenues in more than seven years.

•

In second-quarter 2014, consumer revenues were $3.9 billion, up 5.3 percent compared with second-quarter 2013, with FiOS revenues representing 75 percent of the total. Consumer ARPU for wireline services increased to $122.57 in second-quarter 2014, up 11.0 percent compared with second-quarter 2013.

•	Total FiOS revenues grew 14.4 percent, to $3.1 billion, comparing second-quarter 2014 with second-quarter 2013.

•

Wireline operating income margin was 2.7 percent in second-quarter 2014, up from 0.8 percent in second-quarter 2013. Segment EBITDA margin (non-GAAP) was 23.2 percent in second-quarter 2014, compared with 22.2 percent in second-quarter 2013.

•

Sales of strategic services to enterprise customers increased 3.0 percent compared with second-quarter 2013. Strategic services include private IP, Ethernet, data center, cloud, security and managed services.

Wireline Operational Highlights

•

In second-quarter 2014, Verizon added 139,000 net new FiOS Internet connections and 100,000 net new FiOS Video connections. Verizon had totals of 6.3 million FiOS Internet and 5.4 million FiOS Video connections at the end of the second quarter, representing year-over-year increases of 9.3 percent and 7.6 percent, respectively.

Verizon News Release, page 5

•

FiOS Internet penetration (subscribers as a percentage of potential subscribers) was 40.1 percent at the end of second-quarter 2014, compared with 38.6 percent at the end of second-quarter 2013. In the same periods, FiOS Video penetration was 35.3 percent, compared with 34.5 percent. The FiOS network passed 19.3 million premises by the end of second-quarter 2014.

•

By the end of second-quarter 2014, 55 percent of consumer FiOS Internet customers subscribed to FiOS Quantum, which provides speeds ranging from 50 to 500 megabits per second, up from 51 percent at the end of first-quarter 2014.

•

Beginning this week, existing and new FiOS customers are receiving upload speeds that mirror download speeds. Verizon is the first provider to offer symmetrical broadband speeds at no additional charge, enhancing the ability of FiOS customers to upload to the cloud, share videos and photos, and video chat.

•

Broadband connections totaled 9.1 million at the end of second-quarter 2014, a 1.5 percent year-over-year increase. Net broadband connections increased by 46,000 in second-quarter 2014, as FiOS Internet net additions more than offset declines in DSL-based High Speed Internet connections.

•

Verizon has been replacing high-maintenance portions of its residential copper network with fiber optics to provide customers with more resilient infrastructure and reduce repairs, which improves customer satisfaction and reduces costs. In second-quarter 2014, Verizon migrated an additional 70,000 customers to fiber.

•

In the second quarter, Verizon Enterprise Solutions began deploying innovative cloud, security, M2M (machine-to-machine), networking and other technology solutions for a variety of clients around the globe, including healthcare clients Avera, Cardinal Health, Cerner, iCare and Molina Healthcare; as well as 1-800-Flowers, Anadarko Petroleum Corporation, Commonwealth Bank of Australia, Ferrellgas, Johnson Controls, KG Inicis, Northgate Information Solutions, Peninsula Light Corporation and the state of Colorado’s Statewide Internet Portal Authority.

Guidance Reiterated

Verizon continues to target 2014 investments in the range of $16.5 billion to $17 billion, with a decrease in capital spending as a percentage of total revenues for the full year.

Verizon continues to target consolidated top-line growth of 4 percent and adjusted consolidated EBITDA margin expansion in 2014, with positive contributions to profitable growth from both wireless and wireline.

NOTE: See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon News Release, page 6

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with 104.6 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries. A Dow 30 company with more than $120 billion in 2013 revenues, Verizon employs a diverse workforce of 177,800. For more information, visit www.verizon.com.

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Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the ability to realize the expected benefits of our transaction with Vodafone in the timeframe expected or at all; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significantly increased levels of indebtedness as a result of the Vodafone transaction; changes in tax laws or treaties, or in their interpretation; adverse conditions in the U.S. and international economies; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; the effects of competition in the markets in which we operate; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/14	3 Mos. Ended 6/30/13	% Change	6 Mos. Ended 6/30/14	6 Mos. Ended 6/30/13	% Change

Operating Revenues	$31,483	$29,786	5.7	$62,301	$59,206	5.2

Operating Expenses
Cost of services and sales	12,087	11,033	9.6	23,276	21,965	6.0
Selling, general and administrative expense	7,550	8,047	(6.2)	15,882	16,195	(1.9)
Depreciation and amortization expense	4,161	4,151	0.2	8,298	8,269	0.4

Total Operating Expenses	23,798	23,231	2.4	47,456	46,429	2.2

Operating Income	7,685	6,555	17.2	14,845	12,777	16.2
Equity in earnings (losses) of unconsolidated businesses	(43)	120	*	1,859	115	*
Other income and (expense), net	66	25	*	(828)	64	*
Interest expense	(1,164)	(514)	*	(2,378)	(1,051)	*

Income Before Provision for Income Taxes	6,544	6,186	5.8	13,498	11,905	13.4
Provision for income taxes	(2,220)	(988)	*	(3,188)	(1,852)	72.1

Net Income	$4,324	$5,198	(16.8)	$10,310	$10,053	2.6

Net income attributable to noncontrolling interests	$110	$2,952	(96.3)	$2,149	$5,855	(63.3)
Net income attributable to Verizon	4,214	2,246	87.6	8,161	4,198	94.4

Net Income	$4,324	$5,198	(16.8)	$10,310	$10,053	2.6

Basic Earnings per Common Share
Net income attributable to Verizon	$1.02	$.78	30.8	$2.15	$1.46	47.3

Weighted average number of common shares (in millions)	4,147	2,865		3,789	2,866

Diluted Earnings per Common Share (1)
Net income attributable to Verizon	$1.01	$.78	29.5	$2.15	$1.46	47.3

Weighted average number of common shares-assuming dilution (in millions)	4,153	2,872		3,795	2,873

Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	6/30/14	12/31/13	$ Change

Assets
Current assets
Cash and cash equivalents	$ 5,776	$ 53,528	$ (47,752)
Short-term investments	648	601	47
Accounts receivable, net	12,966	12,439	527
Inventories	1,073	1,020	53
Prepaid expenses and other	2,424	3,406	(982)

Total current assets	22,887	70,994	(48,107)

Plant, property and equipment	227,475	220,865	6,610
Less accumulated depreciation	137,763	131,909	5,854

	89,712	88,956	756

Investments in unconsolidated businesses	852	3,432	(2,580)
Wireless licenses	75,270	75,747	(477)
Goodwill	24,663	24,634	29
Other intangible assets, net	5,781	5,800	(19)
Other assets	5,262	4,535	727

Total Assets	$ 224,427	$ 274,098	$ (49,671)

Liabilities and Equity
Current liabilities
Debt maturing within one year	$ 2,283	$ 3,933	$ (1,650)
Accounts payable and accrued liabilities	16,521	16,453	68
Other	7,689	6,664	1,025

Total current liabilities	26,493	27,050	(557)

Long-term debt	107,696	89,658	18,038
Employee benefit obligations	26,342	27,682	(1,340)
Deferred income taxes	42,027	28,639	13,388
Other liabilities	5,857	5,653	204

Equity
Common stock	424	297	127
Contributed capital	11,038	37,939	(26,901)
Reinvested earnings	5,551	1,782	3,769
Accumulated other comprehensive income	1,188	2,358	(1,170)
Common stock in treasury, at cost	(3,638)	(3,961)	323
Deferred compensation - employee stock ownership plans and other	338	421	(83)
Noncontrolling interests	1,111	56,580	(55,469)

Total equity	16,012	95,416	(79,404)

Total Liabilities and Equity	$ 224,427	$ 274,098	$ (49,671)

Verizon – Selected Financial and Operating Statistics

Unaudited	6/30/14	12/31/13

Total debt (in millions)	$ 109,979	$ 93,591
Net debt (in millions)	$ 104,203	$ 40,063
Net debt / Adjusted EBITDA (1)	2.4x	1.0x
Common shares outstanding end of period (in millions)	4,145	2,862
Total employees	177,800	176,800
Quarterly cash dividends declared per common share	$ 0.530	$ 0.530

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/14	6 Mos. Ended 6/30/13	$ Change

Cash Flows from Operating Activities
Net Income	$ 10,310	$ 10,053	$ 257
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,298	8,269	29
Employee retirement benefits	562	354	208
Deferred income taxes	253	1,812	(1,559)
Provision for uncollectible accounts	473	507	(34)
Equity in earnings of unconsolidated businesses, net of dividends received	(1,841)	(95)	(1,746)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(847)	(1,660)	813
Other, net	(2,404)	(2,092)	(312)

Net cash provided by operating activities	14,804	17,148	(2,344)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(8,494)	(7,616)	(878)
Acquisitions of investments and businesses, net of cash acquired	(179)	(76)	(103)
Acquisitions of wireless licenses	(271)	(264)	(7)
Proceeds from dispositions of wireless licenses	2,367	—	2,367
Other, net	231	121	110

Net cash used in investing activities	(6,346)	(7,835)	1,489

Cash Flows from Financing Activities
Proceeds from long-term borrowings	20,245	499	19,746
Repayments of long-term borrowings and capital lease obligations	(11,317)	(2,330)	(8,987)
Increase (decrease) in short-term obligations, excluding current maturities	279	(432)	711
Dividends paid	(3,583)	(2,946)	(637)
Proceeds from sale of common stock	34	74	(40)
Purchase of common stock for treasury	—	(153)	153
Special distribution to noncontrolling interest	—	(3,150)	3,150
Acquisition of noncontrolling interest	(58,886)	—	(58,886)
Other, net	(2,982)	(2,180)	(802)

Net cash used in financing activities	(56,210)	(10,618)	(45,592)

Decrease in cash and cash equivalents	(47,752)	(1,305)	(46,447)
Cash and cash equivalents, beginning of period	53,528	3,093	50,435

Cash and cash equivalents, end of period	$ 5,776	$ 1,788	$ 3,988

Footnotes:

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/14	3 Mos. Ended 6/30/13	% Change	6 Mos. Ended 6/30/14	6 Mos. Ended 6/30/13	% Change

Operating Revenues
Retail service	$17,288	$16,422	5.3	$34,534	$32,591	6.0
Other service	790	656	20.4	1,531	1,215	26.0

Service	18,078	17,078	5.9	36,065	33,806	6.7

Equipment	2,387	1,953	22.2	4,257	3,766	13.0
Other	1,018	945	7.7	2,040	1,927	5.9

Total Operating Revenues	21,483	19,976	7.5	42,362	39,499	7.2

Operating Expenses
Cost of services and sales	6,742	5,799	16.3	12,598	11,450	10.0
Selling, general and administrative expense	5,649	5,666	(0.3)	11,293	11,114	1.6
Depreciation and amortization expense	2,107	2,047	2.9	4,168	4,053	2.8

Total Operating Expenses	14,498	13,512	7.3	28,059	26,617	5.4

Operating Income	$6,985	$6,464	8.1	$14,303	$12,882	11.0
Operating Income Margin	32.5%	32.4%		33.8%	32.6%

Segment EBITDA	$9,092	$8,511	6.8	$18,471	$16,935	9.1
Segment EBITDA Service Margin	50.3%	49.8%		51.2%	50.1%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireless – Selected Operating Statistics

Unaudited	6/30/14	6/30/13	% Change

Connections (‘000)
Retail postpaid	98,593	94,271	4.6
Retail prepaid	6,044	5,853	3.3

Retail	104,637	100,124	4.5

Unaudited	3 Mos. Ended 6/30/14	3 Mos. Ended 6/30/13	% Change	6 Mos. Ended 6/30/14	6 Mos. Ended 6/30/13	% Change

Net Add Detail (‘000) (1)
Retail postpaid	1,441	941	53.1	1,980	1,618	22.4
Retail prepaid	(14)	97	*	(4)	140	*

Retail	1,427	1,038	37.5	1,976	1,758	12.4

Account Statistics
Retail Postpaid Accounts (‘000) (2)				35,186	34,958	0.7
Retail postpaid ARPA	$159.73	$152.50	4.7	$159.70	$151.39	5.5
Retail postpaid connections per account (2)				2.80	2.70	3.7

Churn Detail
Retail postpaid	0.94%	0.93%		1.00%	0.97%
Retail	1.25%	1.23%		1.31%	1.27%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones activated	90.8%	84.4%		90.4%	84.3%
Total Smartphone postpaid phone base (2)				74.6%	64.4%
Total Internet postpaid base (2)				12.3%	9.9%

Other Operating Statistics
Capital expenditures (in millions)	$2,771	$2,278	21.6	$5,325	$4,270	24.7

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/14	3 Mos. Ended 6/30/13	% Change	6 Mos. Ended 6/30/14	6 Mos. Ended 6/30/13	% Change

Operating Revenues
Consumer retail	$3,864	$3,669	5.3	$7,704	$7,285	5.8
Small business	621	635	(2.2)	1,245	1,273	(2.2)

Mass Markets	4,485	4,304	4.2	8,949	8,558	4.6

Strategic services	2,120	2,059	3.0	4,230	4,132	2.4
Core	1,459	1,590	(8.2)	2,955	3,287	(10.1)

Global Enterprise	3,579	3,649	(1.9)	7,185	7,419	(3.2)

Global Wholesale	1,570	1,662	(5.5)	3,161	3,361	(6.0)
Other	125	119	5.0	254	226	12.4

Total Operating Revenues	9,759	9,734	0.3	19,549	19,564	(0.1)

Operating Expenses
Cost of services and sales	5,461	5,407	1.0	10,920	10,864	0.5
Selling, general and administrative expense	2,034	2,168	(6.2)	4,185	4,433	(5.6)
Depreciation and amortization expense	2,005	2,085	(3.8)	4,038	4,180	(3.4)

Total Operating Expenses	9,500	9,660	(1.7)	19,143	19,477	(1.7)

Operating Income	$259	$74	*	$406	$87	*
Operating Income Margin	2.7%	0.8%		2.1%	0.4%

Segment EBITDA	$2,264	$2,159	4.9	$4,444	$4,267	4.1
Segment EBITDA Margin	23.2%	22.2%		22.7%	21.8%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	6/30/14	6/30/13	% Change

Connections (‘000)
FiOS Video Subscribers	5,419	5,035	7.6
FiOS Internet Subscribers	6,309	5,773	9.3
FiOS Digital Voice residence connections	4,440	3,817	16.3

FiOS Digital connections	16,168	14,625	10.6

HSI	2,768	3,166	(12.6)
Total Broadband connections	9,077	8,939	1.5
Primary residence switched access connections	6,007	7,200	(16.6)
Primary residence connections	10,447	11,017	(5.2)

Total retail residence voice connections	10,903	11,583	(5.9)
Total voice connections	20,391	21,828	(6.6)

Unaudited	3 Mos. Ended 6/30/14	3 Mos. Ended 6/30/13	% Change	6 Mos. Ended 6/30/14	6 Mos. Ended 6/30/13	% Change

Net Add Detail (‘000)
FiOS Video Subscribers	100	140	(28.6)	157	309	(49.2)
FiOS Internet Subscribers	139	161	(13.7)	237	349	(32.1)
FiOS Digital Voice residence connections	90	286	(68.5)	192	590	(67.5)

FiOS Digital connections	329	587	(44.0)	586	1,248	(53.0)

HSI	(93)	(116)	(19.8)	(175)	(205)	(14.6)
Total Broadband connections	46	45	2.2	62	144	(56.9)
Primary residence switched access connections	(217)	(393)	(44.8)	(474)	(782)	(39.4)
Primary residence connections	(127)	(107)	18.7	(282)	(192)	46.9

Total retail residence voice connections	(145)	(142)	2.1	(326)	(266)	22.6
Total voice connections	(342)	(363)	(5.8)	(694)	(675)	2.8

Revenue and ARPU Statistics
Consumer ARPU	$ 122.57	$ 110.46	11.0	$ 121.28	$ 109.26	11.0
FiOS revenues (in millions)	$ 3,125	$ 2,731	14.4	$ 6,166	$ 5,364	15.0
Strategic services as a % of total Enterprise revenues	59.2%	56.4%		58.9%	55.7%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,345	$ 1,515	(11.2)	$ 2,730	$ 2,949	(7.4)

Wireline employees (‘000)				80.6	84.7
FiOS Video Open for Sale (‘000)				15,372	14,607
FiOS Video penetration				35.3%	34.5%
FiOS Internet Open for Sale (‘000)				15,722	14,943
FiOS Internet penetration				40.1%	38.6%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Reconciliations – Consolidated Verizon

(dollars in millions)

Unaudited					3 Mos. Ended 6/30/13	3 Mos. Ended 6/30/14

Consolidated Operating Revenues					$29,786	$31,483

Adjusted EBITDA

					(dollars in millions)

Unaudited	3 Mos. Ended 3/31/13	3 Mos. Ended 6/30/13	3 Mos. Ended 9/30/13	3 Mos. Ended 12/31/13	3 Mos. Ended 3/31/14	3 Mos. Ended 6/30/14

Verizon Consolidated EBITDA
Consolidated net income	$4,855	$5,198	$5,578	$7,916	$5,986	$4,324
Add/(Subtract):
Provision for income taxes	864	988	1,034	2,844	968	2,220
Interest expense	537	514	555	1,061	1,214	1,164
Other (income) and expense, net	(39)	(25)	(20)	250	894	(66)
Equity in (earnings) losses of unconsolidated businesses	5	(120)	(19)	(8)	(1,902)	43

Operating income	6,222	6,555	7,128	12,063	7,160	7,685
Add Depreciation and amortization expense	4,118	4,151	4,154	4,183	4,137	4,161

Consolidated EBITDA	$10,340	$10,706	$11,282	$16,246	$11,297	$11,846

Other Items (Before Tax)
Severance, Pension, and Benefit Credits	—	(237)	—	(5,995)	—	—
Gain on Spectrum License Transactions	—	—	(278)	—	—	(707)

	—	(237)	(278)	(5,995)	—	(707)

Consolidated Adjusted EBITDA	$10,340	$10,469	$11,004	$10,251	$11,297	$11,139

Consolidated Operating Income Margin		22.0%				24.4%
Consolidated EBITDA Margin		35.9%				37.6%

Net Debt to Adjusted EBITDA Ratio

(dollars in millions)

Unaudited	12/31/13	6/30/14

Verizon Net Debt
Debt maturing within one year	$3,933	$2,283
Long-term debt	89,658	107,696

Total Debt	93,591	109,979
Less Cash and cash equivalents	53,528	5,776

Net Debt	$40,063	$104,203

Net Debt to Adjusted EBITDA Ratio	1.0x	2.4x

Adjusted EPS

Unaudited	3 Mos. Ended 6/30/13	3 Mos. Ended 6/30/14

Earnings Per Common Share, Reported	$0.78	$1.01
Severance, Pension and Benefit Credits	(0.05)	—
Gain on Spectrum License Transactions	—	(0.10)

Adjusted EPS	$0.73	$0.91

Verizon Communications Inc.

Reconciliations – Segments

Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/13	3 Mos. Ended 6/30/14	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/14

Wireless Segment EBITDA
Operating income	$6,464	$6,985	$12,882	$14,303
Add Depreciation and amortization expense	2,047	2,107	4,053	4,168

Wireless Segment EBITDA	$8,511	$9,092	$16,935	$18,471

Wireless total operating revenues	$19,976	$21,483	$39,499	$42,362

Wireless service revenues	$17,078	$18,078	$33,806	$36,065

Wireless operating income margin	32.4%	32.5%	32.6%	33.8%

Wireless Segment EBITDA service margin	49.8%	50.3%	50.1%	51.2%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/13	3 Mos. Ended 6/30/14	6 Mos. Ended 6/30/13	6 Mos. Ended 6/30/14

Wireline Segment EBITDA
Operating income	$74	$259	$87	$406
Add Depreciation and amortization expense	2,085	2,005	4,180	4,038

Wireline Segment EBITDA	$2,159	$2,264	$4,267	$4,444

Wireline total operating revenues	$9,734	$9,759	$19,564	$19,549

Wireline operating income margin	0.8%	2.7%	0.4%	2.1%

Wireline Segment EBITDA margin	22.2%	23.2%	21.8%	22.7%